Exhibit 4.4



                              SUNTRUST BANKS, INC.
                              --------------------

                             401(k) TRUST AGREEMENT
                             ----------------------


                  (Amended and Restated as of January 1, 1993)
              (formerly known as the SunTrust Banks, Inc. Employee
                             Stock Ownership Trust)

     THIS TRUST AGREEMENT, executed the 31st day of December, 1992, by and between SUNTRUST BANKS, INC., a bank holding company approved under the laws of the United States, with its principal corporate office in Atlanta, Georgia,

(hereinafter referred to as the "Corporation") and TRUST COMPANY BANK of

Atlanta, Georgia, as Trustee, (hereinafter referred to as the "Trustee").

                              W I T N E S S E T H :

     WHEREAS, SunTrust Banks, Inc. has established a retirement plan consisting of an employee stock ownership plan and a cash or deferred arrangement, known as the SunTrust Banks, Inc. 401(k) Plan (the "Plan"), effective January 1, 1993, by amending and restating the SunTrust Banks, Inc. Employee Stock Ownership Plan,

which Plan is intended to continue to qualify as an Employee Stock Ownership

Plan, as defined in Section 4975(e)(7) of the Internal Revenue Code of 1986, as

amended and to qualify as a cash or deferred arrangement as defined in Section

401(k) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, SunTrust Banks, Inc. now desires to establish the SunTrust Banks,

Inc. 401(k) Trust (the "Trust") effective January 1, 1993 in order to provide a means of funding the Plan and such Trust shall be established by amending and restating the SunTrust Banks, Inc. Employee Stock Ownership Trust.

     NOW, THEREFORE, it is agreed by and between the Corporation and the Trustee as follows:

                                   SECTION I
                                   ---------

     The Corporation hereby establishes, effective January 1, 1993, a trust and such Trust is hereby created by amending and restating the SunTrust Banks, Inc.

Employee Stock Ownership Trust in its entirety and the Corporation will contribute thereto such further sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee, and the earnings and profits thereon. The Trustee hereby accepts its appointment as the Trustee of the SunTrust Banks, Inc. 401(k) Trust pursuant to this Trust

Agreement and agrees to accept the assets and liabilities for payment of benefits under the SunTrust Banks, Inc. Employee Stock Ownership Trust pursuant to the terms of this Agreement.

     All such money and property, all investments made therewith and profits thereof and earnings and profits thereon, less the payments which at the time of reference shall have been made by the Trustee as authorized herein, are referred to herein as the "Trust Fund".

     The Trust Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Trust Agreement. Except with respect to contributions made under a mistake of fact or conditioned upon the deductibility of the contribution or upon approval of the Plan by the Secretary of Treasury

Department, no part of the principal or income of the Trust Fund shall be used for or diverted to any purposes other
than the exclusive benefit of the Participants and their Beneficiaries, nor can any portion of the Trust Fund revert to or be used by or for the benefit of the

Corporation or any Affiliate.

     This Trust Agreement is intended to meet all the requirements of Sections

401(a), 401(k), 501(a) and 4975(e)(7) of the Internal Revenue Code of 1986 (the

"Code") and the Employee Retirement Income Security Act of 1974 ("ERISA"), as

the same may be amended from time to time.

     The trust fund established under this Trust Agreement shall be a part of the Plan. This Trust Agreement shall amend and restate any prior trust agreement between the parties with respect to the Plan.

     The Corporation and the Trustee shall each by a "Named Fiduciary" for the

Fund and, as between the Corporation and the Trustee, the Corporation shall not be responsible for the performance of any duty or function assigned under this

Trust Agreement to the Trustee and the Trustee shall not be responsible for the performance of any duty or function so assigned to the Corporation.

     Each Named Fiduciary shall have only such powers and responsibilities as are expressly assigned to it in this Trust Agreement for the control,

safekeeping, management, investment, and administration of the Fund; provided,

in the event of any ambiguity or in the event a power or responsibility is not expressly assigned to a specific Named Fiduciary, the power or responsibility shall be deemed to have been assigned to the

Corporation.  The Trustee shall have no responsibility to inquire into the acts and omissions of the Corporation in excercise of powers or the discharge of responsibilities assigned to the Corporation under this Trust Agreement.

     A Named Fiduciary, by written instrument filed with the records of the

Plan, may allocate fiduciary responsibilities (other than the responsibilities of the Trustee in the management and control of the assets of the Fund) to another Named Fiduciary or may designate a person who is not a Named Fiduciary to carry out any of its responsibilities under this Trust Agreement (other than the responsibilities of the Trustee in the management and control of the assets of the Fund). However, no such designation shall be effective as to the designee until such person has consented in writing to the allocation or designation and no such allocation or designation shall be effective as to any Named Fiduciary

(other than the designee) until such Named Fiduciary has received written notice of such designation.

     A Named Fiduciary, or a person designated by a Named Fiduciary to perform any responsibility of a Named Fiduciary pursuant to the procedure described in the preceding paragraph, may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under this Trust

Agreement or such person has by virtue of such designation. Any person may serve in more than one fiduciary capacity under this Trust Agreement.

                                   SECTION II
                                   ----------

     The Trustee shall have the sole and exclusive responsibility, authority and discretion to manage and control the assets of the Fund in accordance with the

Plan and this Trust Agreement. The Trustee shall act under this Trust Agreement through one or more of its duly authorized trust officers.

     It shall be the duty of the Trustee to do the following:

     (A) To hold, to invest and to reinvest the Trust Fund as hereinafter provided; and

     (B) To make such payments and distributions from the Trust Fund at such time or times and to such person or persons, including any member of the Plan Committee, as required by the Plan or as directed by the Plan Committee or its designated agent. Any written direction of the Plan Committee shall constitute certification that the payment so directed is one which the Plan Committee is authorized to direct. To the extent permitted by law, the Trustee shall be under no liability for any payment made pursuant to the direction of the Plan Committee. The Trustee may make any payment requested to be made by it hereunder by mailing its check for the amount thereof to the person to whom the payment is to be made, at such address as may have been last furnished to the Trustee, or if no such address shall have been so furnished to the Trustee, to such person in care of the Plan Committee. Such written directions of the Plan Committee need not specify the application to be made of payments so directed, and the Trustee shall not be responsible in any way respecting such application or for the administration of the Plan. The Trustee shall be under no duty to enforce payment of any contribution to the Trust Fund and shall not be responsible for the adequacy of the Trust Fund to meet and discharge liabilities under the Plan.

                                  SECTION III
                                  -----------

     The Trustee shall, in its discretion, unless otherwise directed by the

Corporation, invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income,

in accordance with the following provisions:

     (A) The Trustee shall hold, use and apply all funds and other assets received by it subject to the terms and provisions of the Plan and for the purposes set forth herein and in the Plan;

     (B) Except as provided in Section VIII of the Plan, the Plan is designed to invest primarily in Qualifying Employer Securities, as defined in Section 407 of ERISA, including, without limitation, Employer Stock. Notwithstanding the above, the trustee may hold cash in such amounts as may be in its opinion reasonable for the proper operation of this trust and may invest such funds in stocks, bonds, securities, investment company or trust shares, mortgages, notes, government obligations, savings accounts, certificates of deposit, repurchase agreements and cash equivalents of the Trustee or others, money market funds, mutual funds, choses in action, real estate, improvements thereon, and other property as the Trustee may deem appropriate, including common trust funds, mutual funds, or commingled trust funds maintained by the Trustee, an Affiliate or others for the investment of qualified pension, profit sharing and stock bonus plans, including any common, collective or group trust fund which is maintained under Code Section 584 or Revenue Ruling 81-100, 1981-1 C.B. 326, by the Trustee or any bank which is an Affiliate; provided no investment may be made in employer real property (whether or not such property is qualifying employer real property) as such term is defined for purposes of Section 407 of ERISA. The Trustee may also appoint a subsidiary of the Trustee to manage (including the power to acquire and dispose of) any assets held by the Trustee hereunder, to such extent and upon such terms as the Trustee deems best, provided:

          (1) such manager is registered an investment advisor under the Investment Advisers Act of 1940;

          (2) such manager acknowledged in writing to the Trustee at the time of such appointment that such manager is a fiduciary with respect to the Plan; and

          (3) the Trustee shall remain responsible for the actions of such investment manager to the same extent as if such actions were performed by the Trustee.

Notwithstanding any other provisions of this Section III to the contrary, the

Trustee may, in its sole discretion, retain in cash or keep unproductive of income such amount of the Trust Fund as
it may deem advisable, and it shall not be required to pay interest on such balance in cash in its hand pending investment.

                                   SECTION IV
                                   ----------

     In addition to the powers, authorities, duties and discretions elsewhere herein granted and those conferred by law, the Trustee shall have the following powers and duties:

     (A) The Trustee is authorized and empowered:

          (1) To retain any property at any time received by it.

          (2) To sell or exchange any property without advertisement at public or private sale for cash or on credit and grant options for the purchase or exchange thereof; and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire as to the validity, expediency or propriety of any such sale or other distribution.

          (3) To vote, subject to the provisions of subsection (B)(4) below, any stocks, bonds or other securities, to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to participate in any plan or reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any property and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any person or corporation.

          (4) To desposit any property with any protective, reorganization or similar committee; to delegate discretionary powers to any such committee; and to pay or agree to pay part of the expenses and compensation of any such committee on the assessments levied with respect to any property so deposited.

          (5) To manage, operate, repair, improve, develop, preserve, mortgage, or lease for any period any real property or any oil, mineral or gas properties, royalties, interests or rights held by it directly or through any corporation, either alone or by joining with others, using other trust assets for any of such purposes; to modify, extend, renew, waive or otherwise adjust any or all of the provisions of any such mortgage or lease; and to make provisions for amortization of the investment in or depreciation of the value of such property; to adjust boundaries, to grant easements and to demolish or erect buildings on any real property.

          (6) In the event of foreclosure or any proceeding for the collection or realization of any mortgage or mortgages held hereunder, to exchange any such mortgage or mortgages for any other property; to purchase such property at any foreclosure or other sale or to acquire such property by deed without foreclosure and to retain property so purchased or acquired for such period of time as it may deem proper.

          (7) To make, execute, acknowledge and deliver any and all deeds, leases, mortgages, assignments, documents of transfer and conveyance and any and all instruments that may be necessary or appropriate to carry out the powers herein granted.

          (8) To borrow or raise money at any time or from time to time from any person or corporation, including itself, including any "exempt loans" which are made or guaranteed by a "disqualified person" as provided for in paragraph 12.5 of the Plan, Section 54.4975-7(b) of the Treasury Regulations and Section 2550.408b-3 of the Department of Labor Regulations, and to pledge or mortgage such property, but any loan so made shall be at the then prevailing rate of interest.

          (9) To deposit any stock, bond or other security in and depository or other similar institution and to register any investment held in the Trust Fund in its own name or in the name of a nominee and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund.

          (10) To settle, compromise or submit to arbitration any claims, debts, or damages due or owing to or from the trust; to commence or defend suits or legal proceedings to protect any interest of the trust; and to represent the trust in all suits or legal proceedings of any court or before any other body or tribunal.

          (11) From time to time to retain suitable agents, investment advisers, legal counsel and independent purchasing agents and to pay them reasonable expenses and compensation. The Trustee shall not be responsible for any loss occasioned by any such agents, investment advisers, legal counsel and independent purchasing agents selected with reasonable care.

          (12) To allocate in its sole discretion, in whole or in part, to principal or income, all receipts and disbursements for which no express provision in made-hereunder.

          (13) To do all acts which it may deem necessary or proper and to excercise any and all powers of the Trustee under this Agreement, insofar as such acts or powers are not violative of the provisions of ERISA, upon such terms and conditions as it may deem to be for the best interests of the trust.

     (B) Notwithstanding the above, the Truste shall comply with the following requirements:

          (1) The Trustee may not obligate the Plan or Trust to acquire Employer Stock from a particular holder thereof at an indefinite time determined upon the occurrence of an event such as the death of the holder. The Plan may not obligate itself to acquire Employer Securities including, without limitation, Employer Stock under a put option binding upon the Plan. However, the Plan may be given an option to assume, at the time a put option is exercised, the rights and obligations of the Employer under a put option binding upon the Employer. All purchases of Employer Securities including, without limitation, Employer Stock shall be made at a price which, in the judgement of the Trustee, or its designated purchasing agent, does not exceed the fair market value thereof. All sales of Employer Securities including, without limitation, Employer Stock shall be made at a price which, in the judgment of the Trustee, or its designated purchasing agent, is not less than the fair market value thereof.

          (2) All Employer Stock (including fractional shares) allocated to a Participant's account shall be voted by the Trustee, in accordance with instructions from such Participant, except as provided below. The Employer shall provide Participants with notices and information statements when voting rights are to be exercised, the content of which must generally be the same as for all holders of Employer Stock. Fractional shares may be voted by the Trustee on a combined basis, in order to reflect the direction of the Participants holding such shares. Participants shall have the right to determine confidentially whether shares held by them in the plan will be tendered in a tender or exchange offer. The Trustee shall determine the procedures that should be followed to insure such confidentiality. The Corporation may solicit Participants under proxy provisions applicable to all holders of Employer Stock.

          The Trustee shall vote any unallocated shares of Employer Stock and any stock for which it has not received timely instructions in accordance with the best interests of the Participants and Beneficiaries.

                                   SECTION V
                                   ---------

     Reasonable expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee and such other expenses as may be agreed upon in writing from time to time between the

Corporation and the Trustee, and all other proper charges and disbursements of the Trustee, shall be paid from the Trust Fund, unless paid by the Corporation,

but until paid shall constitute a charge upon the Trust Fund. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws, upon or in respect of the Trust Fund or the income therefrom, shall be paid from the Trust Fund.

                                   SECTION VI
                                   ----------

     The Trustee shall discharge its duties under this Trust Agreement solely in the interest of the Participants and Beneficiaries for the exclusive purpose of providing benefits to the Participants and Beneficiaries and defraying reasonable expenses of administering the Plan, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and by diversifying the investment of the Plan, subject to the provisions of Section III, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, all in accordance with the provisions of the

Plan and this Trust Agreement insofar as they are consistent with the provisions of ERISA, the Plan, this Trust Agreement and as they may be amended from time to time; but the duties and obligations of the Trustee as such shall be limited to those expressly imposed upon it by this Trust Agreement, notwithstanding any reference herein to the Plan, or to the provisions thereof, it being hereby expressly agreed that the Trustee is not a party to the Plan and shall have no responsibility with respect to the opertion or administration of the Plan;

provided, if the Corporation and the Trustee agree, the Trustee shall perform such recordkeeping functions as set forth in a separate recordkeeping agreement between the Corporation and the Trustee.  No right, power, authority, duty or responsibility of any kind or description whatsoever respecting the Fund or the

Plan shall be attributed to the Trustee on account of any ambiguity or inference which might be interpreted by any person to exist in the terms of this Trust

Agreement.

     With respect to transfers of plan assets from a Prior Plan or Prior PAYSOP,

the Trustee shall have no responsibility except to receive such money and property from the trustee of any Prior Plan or Prior PAYSOP and to hold and administer the same thereafter in accordance with this Trust Agreement and shall not be responsible for any act or omission of the trustee of the Prior Plan or

Prior PAYSOP, and shall not be required to make any claim or demand against the such prior trustee unless the Plan

Committee shall in writing request the Trustee to make such a claim or demand.

     Pursuant to paragraph 14.1 of this Plan, the Plan Committee in its discretion may direct, and the Trustee shall make payment on such direction,

that payments be made directly to an incompetent or disabled person, whether because of minority or mental or physical disability, or to the guardian of such person, or to the person having custody of such person, without further liability either on the part of the Plan Committee, the Company or the Trustee for the amount of such payment to the person on whose account such payment is made. In the event the Trustee shall deem it necessary to withhold any distribution pending compliance with legal requirements with respect to probate of wills, appointment of personal representatives, payment or provision for estate or inheritance taxes, or for death duties or otherwise, the Trustee shall notify the Plan Committee and shall thereafter take no action pending receipt of the Plan Committee's instructions to distribute and an agreement from the

Company, in form satisfactory to the Trustee, protecting it from any liability arising out of noncompliance with such requirements.

     The Corporation agrees, to the extent permitted by law, to indemnify and hold the Trustee harmless from and against any liability that the Trustee may incur in the administration of the Trust Fund, unless arising from the Trustee's own negligence, willful misconduct or lack of good faith. The Trustee shall in no way be responsible for the correctness of the computation of the amount of any contribution to be made by the Corporation or its Affiliates. The Trustee from time to time may consult with legal counsel of its own selection (who may be counsel for the Corporation or for the Trustee in its individual capacity) concerning any question which may arise under this

Agreement, and the Trustee shall not be deemed imprudent by reason of its taking or refraining from taking any action in accordance with the opinion of counsel.

                                  SECTION VII
                                  -----------

     The Trustee shall keep accurate and detailed accounts of all investments,

receipts, disbursements and other transactions in the Trust Fund hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Plan Committee.

The Trustee shall determine the value of the Trust Fund by such method as it shall, in its discretion, determine to be reasonable and proper. The Trustee shall not be required to make any inventory or appraisal or report to any court,

or to secure any order of court for the exercise of any of its powers (as described in this Trust Agreement and as otherwise provided by law), and the

Trustee shall not be required to give bond.

     Within ninety (90) days following the close of each fiscal year and within sixty (60) days after the removal of resignation of the Trustee as hereinafter provided, the Trustee shall file with the Plan Committee a written account setting forth all investments, receipts, disbursements, and other transactions effected by it during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation. Upon the expiration of one (1) year from the date of filing such annual or other account, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of its actions and transactions shown on such account, except with respect to any such acts or transactions as to which the Plan Committee shall file written objections with the Trustee within such one (1) year period.

     To the extent permitted by law, but subject to any express provision of applicable law as may be in effect from time to time to the contrary, and except as otherwise provided in the Plan, no Beneficiary or Participant of the Trust

Fund hereunder shall have any right at any time to an accounting from the

Trustee with respect to any securities or other property purchased, sold or held by the Trustee, or with respect to any receipts, disbursements or other transactions by the Trustee, or regarding any other matter.

     The Plan Committee shall have authority to determine the interests of all persons in the Trust Fund or under the Plan, and the Trustee shall have no duty to question any direction given by the Plan Committee. The Corporation and the

Plan Committee shall have authority either jointly or severally to enforce this

Agreement on behalf of all persons claiming any interest in the Trust Fund or under the Plan. To protect the Trust Fund from the expenses which might otherwise be incurred, it is imposed as a condition for the securing of any interest in the Trust Fund, and it is hereby agreed, that no other person may institute or
maintain any action or proceeding against the Trustee or the Trust Fund in the absence of any rule or law to the contrary, written authorization by the Plan

Committee or a judgment of a court of competent jurisdiction that in refusing such authorization the Plan Committee has acted fraudulently or in bad faith.

In any action or proceeding affecting the Trust Fund, the only necessary parties shall be the Corporation, the Plan Committee and the Trustee, and no other person shall be entitled to any notice or process.  To the extent permitted by law, any judgment entered in any such action or proceeding shall be conclusive upon all persons.

                                  SECTION VIII
                                  ------------

     The Trustee may be removed by action of the Board or by the Plan Committee,

at any time without cause upon thirty (30) days notice in writing to the

Trustee. The Trustee may resign at any time upon sixty (60) days notice in writing to the Corporation and the Plan Committee. Upon such removal or resignation of the Trustee, the Corporation or the Plan Committee shall appoint and designate in writing a successor Trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder. Upon acceptance of such appointment in writing by the successor Trustee, the Trustee shall assign,

transfer and pay over to such successor Trustee the Trust Fund and properties then constituting such Fund. The Trustee is authorized, however, to reserve such sum of money as to it may deem advisable for expenses in connection with the settlement of its accounts or otherwise, and any balance of such reserve remaining after the payment of such expenses shall be paid over to the successor Trustee.

     If a successor is not appointed within sixty (60) days after the Trustee gives notice of its resignation, the Trustee or the Plan Committee may apply to any court of competent jurisdiction for appointment of a sucessor.

                                   SECTION IX
                                   ----------

     Any action by the Corporation pursuant to any of the provisions of this

Agreement shall be evidenced by a resolution of its Board of Directors certified to the Trustee over the signature of its Secretary or any Assistant Secretary under the corporate seal, and the Trustee shall be fully protected in acting in accordance with such resolution so certified to it. All orders, requests and instructions of the Plan Committee to the Trustee shall be in writing signed by two (2) members of the committee, or by its Secretary and one (1) member thereof, and the Trustee shall act and shall be fully protected in acting in accordance with such orders, requests and instructions. The Corporation shall furnish the Trustee from time to time certified copies of resolutions of its

Board of Directors evidencing the appointment and termination of office of any members of the committee and the appointment of successors thereto. The committee shall furnish the Trustee from time to time certified copies of minutes of the committee which delegate authority of the committee to any agents.

     The Trustee may rely upon any certificate, notice or direction purporting to have been signed on behalf of the Plan

Committee, or its agents, which the Trustee believes to have been signed by the committee or the person or persons authorized to act for the committee.

     No communication shall be binding upon the Trustee unless the same is in writing and is received by the Trustee, and shall not be binding until so received.

                                   SECTION X
                                   ---------

     The Corporation reserves the right at any time and from time to time by action of its Board of Directors to terminate this trust or to amend, in whole or in part, any or all of the provisions of this Agreement, and notice thereof in writing shall be delivered to the Plan Committee and the Trustee, provided that no such amendment which affects the rights, duties and responsibilities of the Trustee may be made without its consent and provided further that no such amendment shall authorize or permit any part of the principal or income of the

Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries. Notwithstanding the prior provisions of this Section, the Trustee shall distribute the trust assets and terminate only after receipt of (i) a copy of a favorable determination letter from the Internal Revenue Service respecting such termination or (ii)

other evidence satisfactory to the Trustee that such termination does not adversely affect the qualification of the Plan and an agreement from the

Corporation, in form satisfactory to the Trustee, protecting it from any liability in connection with such termination or (iii) opinion of its counsel that the distribution
of assets and termination of the trust is appropriate under the circumstances and the Trustee has taken such action as is reasonable and necessary to protect the interests of the Plan Participants and Beneficiaries.  Notwithstanding the

above, if the Plan is completely terminated, amounts properly allocated to and held in a suspense account under the Plan established pursuant to Section

1.415-6(b)(6) of the regulations under Code Section 415 shall revert to the

Corporation if the Plan permits such reversion.  The Trustee shall have no obligation or responsibility whatsoever to determine whether the reversion of any such amount is permitted by the Code or ERISA.

     Any such amendment shall become effective upon (a) delivery to the Trustee of the written instrument of amendment together with a certified copy of the resolution of the Board of Directors authorizing such amendment, and (b)

endorsement by the Trustee on such instrument of its receipt thereof, together with its consent thereto if such consent is required.

                                   SECTION XI
                                   ----------

     In the event of the termination of the Plan as provided therein, the

Trustee shall dispose of the Trust Fund in accordance with the terms of the

Plan.

     Notice of such termination shall be given to the Trustee by an instrument in writing executed by the Corporation and acknowledged in the same form as this

Trust Agreement, together with a certified copy of the resolutions of the Board of Directors of the Corporation authorizing such termination. The

Corporation shall send a copy of such notice to each member of the Plan

Committee.

                                  SECTION XII
                                  -----------

     Unless in this SunTrust Banks, Inc. 401(k) Trust Agreement a different meaning or definition is expressly specified, the terms "Plan Committee";

"Participant"; "Employer Stock" and all other words, phrases and terms used herein shall have the meaning and definitions ascribed to them, respectively, in the SunTrust Banks, Inc. 401(k) Trust Plan as the same may be amended from time to time.

                                  SECTION XIII
                                  ------------

     This SunTrust Banks, Inc. 401(k) Trust Agreement shall become effective as of January 1, 1993, and shall be administered, construed and enforced according to the laws of the State of Georgia.

                                  SECTION XIV
                                  -----------

     Except to the extent permitted by law, no account, benefit, payment or distribution under the Plan or this Trust Agreement shall be subject to attachment, garnishment, levy, execution or any claim or legal process of any creditor of a Participant or Beneficiary, and no Participant or Beneficiary

shall have any right to alienate, commute, anticipate, or assign all or any part of his account, benefit, payment or distribution under the Plan or this Trust

Agreement. The preceding sentence also shall apply to the creation, alienation,

assignment, or recognition of a right to any benefit payable with respect to a

Participant pursuant to a domestic relations order unless such order is determined in accordance with the Plan to be a "qualified domestic relations order" within the meaning of Code Section 414(p).

     Any person having any claim for any benefit under the Plan shall look solely to the assets of the Fund for the satisfaction of that claim. Neither the

Trustee nor any of its directors, employees or agents shall have any liability for any benefit under the Plan.

     Any payment to a Participant or Beneficiary, or to the legal representative or heirs-at-law of any such person made in accordance with the provisions of the

Plan shall to the extent of such payment be in full satisfaction of all claims under the Plan.

     The assets of the Fund shall be held, administered, invested and managed by the Trustee (except to the extent investment responsibility is allocated to another person under the terms of this Trust Agreement) consistent with the terms of this Trust Agreement in all respects as a single trust. To the extent portions of such assets may be attributable to different employers or may be allocable to the payment of benefits for different employee groups, the

Corporation shall be responsible for maintaining and determing the appropriate portion of the Fund held in respect of any such group of employees in the event that such maintenance or determination shall become necessary, unless the

Corporation and the Trustee agree pursuant to a separate recordkeeping agreement between the Corporation and the Trustee that the Trustee shall be responsible for such

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
recordingkeeping functions.  The determination by the Corporation or the Trustee of the portion of the Fund held in respect of any such employee group shall be final and conclusive upon all persons.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and their corporate seals to be hereunto affixed and attested as of the day and year first above written.


ATTEST:  SUNTRUST BANKS, INC.


By:  /s/    John C. Hollister                   By: /s/     Robert H. Bowen
    ----------------------                         -------------------------

Title:   Asst. Secretary                     Title:   Senior Vice President
      ------------------                           ------------------------


(CORPORATE SEAL)


ATTEST:  TRUST COMPANY BANK


By:  /s/    Doug T. Erdman                         By: /s/   Andrea J. Williams
    ----------------------                         --------------------------

Title:   Vice President                      Title:   Group Vice President
      ------------------                           --------------------------


(CORPORATE SEAL)


                                       21